SECURITIES AND EXCHANGE COMMISSION


                                   Washington, D.C.  20549


                                          FORM 8-K


                                        CURRENT REPORT



                  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                  Date of Report (Date of earliest event reported) July 20, 2001

                                   MONMOUTH CAPITAL CORPORATION
                    (Exact name of Registrant as specified in its charter)



     New Jersey                 0-24282                21-0740878
(State or other jurisdiction (Commission File Number)  (IRS Employer
of incorporation                                       Identification Number)

                         3499 Route 9N, Suite 3C, Freehold, NJ  07728
                          (Address of principal executive offices)



           Registrant's telephone number, including area code (732) 577-9993



            _____________________________________________________________
           (Former name or former address, if changed since last report.)

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     Item 5.  Other Events.

     On July  20,  2001,   Palmer  Terrace  Realty Associates, LLC
(Palmer Terrace), a 51% owned subsidiary  of Monmouth  Capital Corporation
(Registrant),  purchased   a 59,400  square  foot warehouse facility  in
Carlstadt,  New Jersey  from  WXIII/MWL Real Estate Limited Partnership,
an unrelated   entity.   This warehouse facility  is  100%  net leased  to
Macy's  East, Inc., an Ohio  corporation.   The purchase price was approximately
$3,200,000.  Palmer Terrace paid approximately $860,000 in cash, and obtained
a mortgage of   approximately  $2,340,000.  This  mortgage  payable  is at an interest rate of 7.75% and is due August 15, 2021. The property acquired is commercial rental property and will continue to be used as such.

     The following are the material factors to be considered in assessing the property:

       *    Description   of  Property  -  The  property
acquired  is  a  59,400  square   foot   warehouse  facility
located at Two Palmer Terrace, Carlstadt, New Jersey.

       *   Occupancy  Rate  and  Number  of  Tenants  -  The
commercial     rental            property    acquired    was
constructed in 1977 as a recreational facility. During 2000, the property was renovated and converted to a warehouse facility and was vacant. These renovations were completed in 2001. Commencing April 6, 2001, the property was 100% occupied under an 8-year net lease agreement with Macy's East, Inc. This net lease agreement provides that operating expenses, including property taxes, insurance, landscaping, utilities and repairs in the ordinary course of business, be borne by the tenant.

       *   Principal  Business of Tenant - Macy's East, Inc.
uses  this  property  as a warehouse  facility.   Registrant
believes that Macy's East, Inc. will continue to use this property as such.

       * Principal Provisions of Lease - The following are the principal provisions of the lease:

           Term                               Monthly Rent

     4/06/01 - 4/05/05                         $ 27,225
     4/06/05 - 4/05/09                         $ 30,938

      At the end of the lease term, the tenant has two (5) year options to renew at the prevailing market rent.

      The Seller assigned the lease to Palmer Terrace.

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

      * Basis of Acquired Property for Depreciation - The basis for depreciation is the purchase price of the property. Approximately 70% of the purchase price is attributable to building and improvements, which will be depreciated over a 39 year life on a straight-line basis (Modified Accelerated Recovery System). The residual is attributable to land.

      *   Anticipated  Capital Improvements - The Registrant
does   not  anticipate  any significant capital improvements
during the  term of the lease described above.

      *    Insurance Coverage - Insurance on the property is
paid  for by the tenant.   In the opinion of the Registrant,
this coverage is adequate.

      Registrant knows of no other material factors relating to the property acquired other than those discussed in this Form 8-K.

      The  following  is  pro forma  financial  information.
The  impact   of   the property  acquired to  the  financial
statements of the  Registrant is as follows:


     ADJUSTMENTS  TO  STATEMENT  OF  INCOME

      Rental   and  Occupancy Charges - Increase of $350,000
      based upon amortization of the total rental payments for scheduled rent over the remaining lease term.

      Interest Expense - Increase of $179,000 based upon a mortgage of $2,300,000 at 7.75% interest and total monthly principal and interest payments of $19,180.

      Depreciation Expense - Increase of $59,000 based  upon
      approximately 70%  of  the   purchase   price  being
      attributed to building and improvements, and straight-line depreciation over a 39 year life.

      Minority Interest - Increase of $55,000 based on 49% of rental and occupancy charges less interest expense and depreciation expense.

      Net Income - Increase of $57,000 (rental and occupancy charges less interest expense, depreciation expense and minority interest).

      The effect of cash made available by operations will be an increase of $116,000 (net income plus depreciation).

     ADJUSTMENTS TO THE BALANCE SHEET AT DATE OF PURCHASE

      Cash   and  Cash Equivalents - Decrease of   $440,000,
      Registrant's share of the amount of cash used for the purchase.

      Land   and   Buildings,  Improvements and Equipment-
      Increase of $3,200,000, based on the purchase price and closing costs.

      Mortgage Notes Payable - Increase of $2,340,000, the amount of the mortgage on the acquired property.

      Minority Interest - Increase of $420,000, based on 49% of the net equity in the property.

      Registrant knows of no other financial statement item which would be materially affected by the acquired property.

                                   SIGNATURES


       Pursuant   to  the  requirements  of  the  Securities
       Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                           MONMOUTH CAPITAL CORPORATION






                         /s/ ANNA T. CHEW
                         Vice President



        Date: July 31, 2001


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